Exhibit 10.2

STOCK EXCHANGE AGREEMENT

This Agreement, dated as of June 3, 2021 (the “Effective Date”), is entered into by and between Gregory B. Maffei (“Mr. Maffei”), and Qurate Retail, Inc., a Delaware corporation (“Qurate”). Mr. Maffei together with Qurate are referred to herein as the “Exchange Parties” and each, an “Exchange Party”.

RECITALS

WHEREAS, the Exchange Parties desire that Mr. Maffei make an investment in shares of Series B common stock, par value $0.01 per share (the “Series B Common Stock”), of Qurate on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Mr. Maffei has requested that the Board of Directors of Qurate (the “Board”) approve Mr. Maffei’s acquisition of shares of Series B Common Stock for purposes of Section 203 (“Section 203”) of the General Corporation Law of the State of Delaware;

WHEREAS, the Board has formed the Independent Committee to, among other things, consider, review and evaluate whether to adopt any approvals pursuant to Section 203;

WHEREAS, the Independent Committee has delegated to the members of the Compensation Committee of the Board (the “Compensation Committee”) the power to review matters relating to the granting of approval under Section 203 and consider and negotiate with Mr. Maffei and recommend to the Independent Committee such terms, conditions and restrictions to impose on Mr. Maffei and his Controlled Affiliates as they consider appropriate in connection therewith;

WHEREAS, the Compensation Committee has determined that it is in the best interests of Qurate and its stockholders to enter into, and has recommended to the Independent Committee to approve the entry into, this Agreement and the transactions contemplated hereby;

WHEREAS, the Independent Committee has determined that it is in the best interests of Qurate and its stockholders to enter into, and has approved entry into, this Agreement and the transactions contemplated hereby;

WHEREAS, contemporaneously with the execution of this Agreement, Qurate, Mr. Maffei and Liberty Media Corporation, a Delaware corporation (“LMC”), have entered into that certain Waiver Letter and Amendment to Employment Agreement pursuant to which Qurate and Mr. Maffei have entered into that certain Restricted Share Award Agreement; and

WHEREAS, capitalized terms used herein shall have the meanings assigned to them pursuant to Section 4.1.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the Exchange Parties agree as follows:

SECTION 1.	EXCHANGE OF SHARES

1.1	Exchanges.

(a)            First Exchange. On the terms and subject to the conditions contained herein, at the First Closing, Mr. Maffei agrees to transfer and assign to Qurate, and Qurate agrees to acquire and accept from Mr. Maffei, 5,378,308 shares of Series A common stock, par value $0.01 per share (“Series A Common Stock”), of Qurate, and in exchange (the “First Exchange”), Qurate agrees to issue to Mr. Maffei, and Mr. Maffei agrees to acquire and accept from Qurate, 5,378,308 shares of Series B Common Stock, in a transaction intended to qualify, for United States federal income tax purposes, as a tax-free exchange pursuant to Section 1036(a) of the Internal Revenue Code of 1986, as amended.

(b)            Subsequent Exchange. On the terms and subject to the conditions contained herein, Mr. Maffei, at his option, may at any time during the period and in the amount set forth in Exhibit A hereto, and upon no less than ten (10) Business Days’ written notice to Qurate, transfer and assign to Qurate up to the maximum number of shares of Series A Common Stock set forth in Exhibit A, subject to adjustment as described on Exhibit A, and in exchange, require Qurate to issue to Mr. Maffei newly-issued shares of Series B Common Stock at an exchange ratio of 1.0 share of Series B Common Stock for each share of Series A Common Stock (the “Subsequent Exchange” and, together with the First Exchange, each, an “Exchange”). Mr. Maffei’s written notice (the “Subsequent Exchange Notice”) shall indicate the number of shares of Series A Common Stock to be exchanged at the Subsequent Closing.

1.2            Legend. All certificates, statements or other instruments representing the shares of Series B Common Stock issued to Mr. Maffei by Qurate pursuant to an Exchange shall, from and after the date of issuance of such shares of Series B Common Stock pursuant to Section 1.1(a) or Section 1.1(b), as applicable, bear a legend substantially to the following effect (unless and until registered under the Securities Act):

“THESE SHARES OF SERIES B COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF QURATE RETAIL, INC. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

1.3	Closing.

(a)            The closing of the First Exchange (the “First Closing”) shall take place at the offices of Baker Botts L.L.P. at 2001 Ross Avenue, Suite 900, Dallas, Texas 75201, at a time mutually agreed upon by the Exchange Parties on the date hereof (the “First Closing Date”), or at such other location, date and time as the Exchange Parties may mutually agree. All of the share transfers and issuances constituting the First Exchange shall be deemed to occur simultaneously as of the First Closing.

(b)          The closing of the Subsequent Exchange (the “Subsequent Closing” and, together with the First Closing, each, a “Closing”) shall take place at the offices of Baker Botts L.L.P. at 2001 Ross Avenue, Suite 900, Dallas, Texas 75201, at a date and time no later than ten (10) Business Days following the Subsequent Exchange Notice or such other date as is mutually agreed upon by the Exchange Parties (the “Subsequent Closing Date” and, together with the First Closing Date, each, a “Closing Date”), or at such other location as the Exchange Parties may mutually agree. All of the share transfers and issuances constituting the Subsequent Exchange shall be deemed to occur simultaneously as of the Subsequent Closing.

(c)          At each Closing, (i) Mr. Maffei shall deliver or cause to be delivered to Qurate (x) evidence reasonably satisfactory to Qurate that irrevocable instructions have been given for the applicable shares of Series A Common Stock being exchanged by Mr. Maffei at such Closing to be deposited by book entry transfer to the account of Qurate maintained with Qurate’s transfer agent, and (y) an executed Internal Revenue Service Form W-9 (or an applicable successor form) providing Mr. Maffei’s taxpayer identification number and the requisite certification by Mr. Maffei thereunder, and (ii) Qurate shall deliver or cause to be delivered to Mr. Maffei evidence reasonably satisfactory to Mr. Maffei that irrevocable instructions have been given for the applicable shares of Series B Common Stock to be issued to Mr. Maffei at such Closing to be deposited by book entry transfer to the account of Mr. Maffei maintained with Qurate’s transfer agent. Qurate, on the one hand, and Mr. Maffei, on the other hand, or any such Exchange Party’s designated representative, as applicable, shall specify in writing to the other Exchange Party (which may be in the form of electronic mail), prior to the applicable Closing, the account information at Qurate’s transfer agent for the deposit of the Common Shares to be exchanged at such Closing.

1.4	Conditions to Each Closing.

(a)               The obligation of Qurate to effect an Exchange at any Closing shall be subject to the satisfaction or (to the extent legally permissible) waiver in writing by Qurate, prior to such Closing, of the following conditions: (i) no judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Entity shall be in effect that prohibits, renders illegal or enjoins the consummation of the Exchange to be consummated at such Closing; (ii) the representations and warranties of Mr. Maffei set forth in Section 2.1 shall be true and correct in all respects in each case as of the date of this Agreement and as of the applicable Closing Date as though made on and as of the applicable Closing Date, except for those representations and warranties made as of a specified date, which shall be true and correct in all respects as of such date; (iii) Mr. Maffei shall have performed in all material respects all covenants required to be performed by him prior to or at the applicable Closing; and (iv) Mr. Maffei shall have delivered to Qurate a certificate duly executed by Mr. Maffei that the conditions set forth in clauses (ii) and (iii) of this Section 1.4(a) have been satisfied.

(b)            The obligation of Mr. Maffei to effect an Exchange at any Closing shall be subject to the satisfaction or (to the extent legally permissible) waiver in writing by Mr. Maffei, prior to such Closing, of the following conditions: (i) no judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Entity shall be in effect that prohibits, renders illegal or enjoins the consummation of the Exchange to be consummated at such Closing; (ii) the representations and warranties of Qurate set forth in Section 2.2 shall be true and correct in all respects in each case as of the date of this Agreement and as of the applicable Closing Date as though made on and as of the applicable Closing Date, except for those representations and warranties made as of a specified date, which shall be true and correct in all respects as of such date; (iii) Qurate shall have performed in all material respects all covenants required to be performed by it prior to or at the applicable Closing; and (iv) Qurate shall have delivered to Mr. Maffei a certificate duly executed by an executive officer of Qurate that the conditions set forth in clauses (ii) and (iii) of this Section 1.4(b) have been satisfied.

SECTION 2.	Representations and Warranties.

2.1	Representations and Warranties of Mr. Maffei. Mr. Maffei hereby represents and warrants to Qurate as follows:

(a)            Authority. Mr. Maffei has all necessary capacity or power, as applicable, and authority to enter into this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

(b)            Due Authorization. This Agreement has been duly and validly executed and delivered by Mr. Maffei and, assuming the due execution and delivery hereof by the other Exchange Party, is a valid and binding obligation of Mr. Maffei, enforceable against Mr. Maffei in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar Laws (as defined below) affecting the rights of creditors generally and by general principles of equity.

(c)            Title. As of the applicable Closing, other than restrictions on transfer under applicable federal and state securities Laws, (x) Mr. Maffei has beneficial ownership of and good and valid title to the shares of Series A Common Stock to be exchanged at such Closing, free and clear of all security interests, pledges, claims, liens and encumbrances of any nature, including any rights of third parties in or to such shares, (y) there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the shares of Series A Common Stock to be exchanged at such Closing and (z) Mr. Maffei has the sole power of disposition with respect to such shares of Series A Common Stock to be exchanged at such Closing, with no restrictions thereof.

(d)            Transfer of Title. At each Closing, upon delivery to Qurate of the shares of Series A Common Stock to be exchanged at such Closing, Qurate will acquire good and valid title to such transferred shares, free and clear of all security interests, pledges, claims, liens and encumbrances of any nature, other than any security interests, claims, liens, restrictions or encumbrances created by or through Qurate or restrictions on transfer under applicable federal and state securities Laws.

(e)            Non-contravention; No Consents. The execution and delivery of this Agreement by Mr. Maffei and the performance by him of his obligations hereunder and the consummation of the transactions contemplated hereby will not:

(i)            assuming the accuracy of the representations and warranties set forth in Section 2.2(f), require any consent, approval, order or authorization of or other action by any Governmental Entity, or any registration, qualification, declaration or filing (other than any filings required to be made with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act), except where the failure of Mr. Maffei to obtain such consents, approvals, orders or authorizations would not, either individually or in the aggregate, have a material adverse effect on Mr. Maffei’s ability to consummate the transactions contemplated hereby; or

(ii)            result (with or without notice, lapse of time or otherwise) in a breach of the terms or conditions of, a default under, a conflict with or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of Mr. Maffei (any such breach, default, conflict, acceleration, increase, termination, suspension, modification, impairment or forfeiture, a “Violation”) under (x) any agreement, contract or arrangement, written or oral, or any judgment, writ, order or decree to which Mr. Maffei is a party or by or to which Mr. Maffei, his properties, assets or any of the shares of Series A Common Stock to be exchanged at the applicable Closing may be subject, bound or affected or (y) assuming the accuracy of the representations and warranties set forth in Section 2.2(f), any applicable Law, other than, in the case of clauses (x) and (y), any such Violations as would not, either individually or in the aggregate, have a material adverse effect on Mr. Maffei’s ability to consummate the transactions contemplated hereby.

(f)            No Proceedings. As of the date hereof, to the knowledge of Mr. Maffei, there is no action, suit, arbitration, mediation, hearing, investigation or proceeding, whether civil, criminal, governmental, regulatory or otherwise (“Proceeding”), pending or threatened, against Mr. Maffei that (A) involves or affects the applicable shares of Series A Common Stock which may be exchanged hereunder, (B) challenges the validity or enforceability of the obligations of Mr. Maffei under this Agreement, or (C) seeks to prevent, enjoin, alter, materially impede or materially delay the applicable Closing or would otherwise reasonably be expected to, individually or in the aggregate with any other such Proceedings, have a material adverse effect on Mr. Maffei’s ability to consummate the transactions contemplated hereby.

(g)            Investment Representations. Mr. Maffei is a sophisticated investor and an accredited investor (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act), with sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the applicable Exchange and the other transactions contemplated hereby, and Mr. Maffei acknowledges that the offer and sale of any shares of Series B Common Stock hereunder have not been registered under the Securities Act or applicable state securities Laws and that such shares of Series B Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

2.2	Representations and Warranties of Qurate. Qurate hereby represents and warrants to Mr. Maffei as follows:

(a)            Existence and Power. Qurate is duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full power and authority to carry on its business as now conducted and to own its assets, except where the failure to have such power and authority would not, either individually or in the aggregate, have a material adverse effect on Qurate’s ability to consummate the transactions contemplated hereby.

(b)            Authority. Qurate has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c)            Due Authorization. This Agreement has been duly and validly executed and delivered by Qurate and, assuming the due execution and delivery hereof by each other Exchange Party, is a valid and binding obligation of Qurate, enforceable against Qurate in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar Laws affecting the rights of creditors generally and by general principles of equity.

(d)            Issued Shares. The shares of Series B Common Stock to be issued pursuant to Section 1.1(a) or Section 1.1(b), as the case may be, have been duly authorized and, when issued at the applicable Closing, will be validly issued, fully paid and non-assessable, free and clear of all encumbrances (other than restrictions on transfer arising under applicable federal and state securities Laws), and will be issued in compliance with applicable federal and state securities Laws.

(e)            Non-contravention; No Consents. The execution and delivery of this Agreement by Qurate and the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

(i)            conflict with or violate the organizational documents of Qurate;

(ii)         assuming the accuracy of the representations and warranties set forth in Section 2.1(f), require any consent, approval, order or authorization of or other action by any Governmental Entity, or any registration, qualification, declaration or filing (other than any filings required to be made with the SEC under the Exchange Act), except where the failure of Qurate to obtain such consents, approvals, orders or authorizations would not, either individually or in the aggregate, have a material adverse effect on Qurate’s ability to consummate the transactions contemplated hereby; or

(iii)            result (with or without notice, lapse of time or otherwise) in a Violation under (x) any agreement, contract or arrangement, written or oral, or any judgment, writ, order or decree to which Qurate is a party or by or to which Qurate, its properties or assets may be subject, bound or affected, (y) its organizational documents or (z) assuming the accuracy of the representations and warranties set forth in Section 2.1(f), any applicable Law, other than, in the case of clauses (x) and (z), any such Violations as would not, either individually or in the aggregate, have a material adverse effect on Qurate’s ability to consummate the transactions contemplated hereby.

(f)            No Proceedings. As of the date hereof, there is no Proceeding pending or, to the knowledge of Qurate, threatened, against Qurate that (A) challenges the validity or enforceability of the obligations of Qurate under this Agreement, or (B) seeks to prevent, enjoin, alter, materially impede or materially delay the applicable Closing or would otherwise reasonably be expected to, individually or in the aggregate, have a material adverse effect on Qurate’s ability to consummate the transactions contemplated hereby.

(g)          Section 203 and Other Approval. Prior to the date hereof, the Independent Committee has approved the resolutions attached hereto as Exhibit B, and such resolutions have not been amended, modified or rescinded.

SECTION 3.	COVENANTS

3.1           Equity Cap. During the period commencing on the Effective Date and ending on December 31, 2024 (the “Cap Period”), Mr. Maffei will not, and will not authorize or permit any of Mr. Maffei’s Affiliates that he controls (“Controlled Affiliates”) to, acquire or agree to acquire (or announce publicly an intent to acquire), by purchase or otherwise, beneficial ownership of any Voting Securities (or any direct or indirect rights or options to acquire any such Voting Securities) if, after giving effect to any such acquisition of securities, the aggregate voting power of the Voting Securities beneficially owned by Mr. Maffei and his Controlled Affiliates would exceed 20.0% of the voting power of all of the outstanding Voting Securities (assuming, for purposes of this calculation that all Voting Securities beneficially owned by Mr. Maffei which are not outstanding are included in the calculation ) (the “Cap”), provided, however, that nothing contained herein shall prohibit Mr. Maffei from acquiring a beneficial ownership interest in Voting Securities as a result of (i) the Subsequent Exchange, (ii) the receipt of future grants by Qurate of equity compensation awards, (iii) acquiring Voting Securities upon the exercise or vesting (including as a result of the acceleration thereof) of equity compensation awards granted to Mr. Maffei by Qurate, whether prior to or after the date of this Agreement, or (iv) any dividend or other distribution made, or similar action taken, by Qurate (including the receipt in connection with such dividend, distribution or similar action of any rights, warrants or other securities granting to the holder the right to acquire Voting Securities, and any acquisition of Voting Securities upon the exercise thereof).

3.2            Voting Cap. During the Cap Period, if and to the extent the voting power of the outstanding Voting Securities beneficially owned by Mr. Maffei and his Controlled Affiliates exceeds the Cap, Mr. Maffei will, and will cause his Controlled Affiliates to, vote, or cause to be voted, such Voting Securities that represent voting power in excess of the Cap, in the same proportions as the votes cast by stockholders of Qurate unaffiliated with Mr. Maffei and his Controlled Affiliates on any matter submitted to a vote of Qurate’s stockholders.

3.3            Section 16 Matters. Prior to the applicable Closing Date, the Board or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall have duly adopted resolutions providing that the disposition of shares of Series A Common Stock, and the acquisition by Mr. Maffei of shares of Series B Common Stock, in each case, pursuant to an Exchange, are exempt from liability pursuant to Section 16(b) under the Exchange Act.

3.4            Transfer Restriction. Mr. Maffei shall not directly or indirectly assign, transfer or otherwise convey to any Controlled Affiliate of Mr. Maffei any Voting Securities (or any direct or indirect rights or options to acquire any such Voting Securities) beneficially owned by Mr. Maffei unless such Controlled Affiliate has executed and delivered to Qurate an agreement (such agreement, a “CA Agreement”) by such Controlled Affiliate (a) to be bound by and comply with Sections 3.1, 3.2 and 3.5 and Section 4 of this Agreement and (b) not to transfer any such Voting Securities (or any direct or indirect rights or options to acquire any such Voting Securities) to any other Controlled Affiliate of Mr. Maffei unless such other Controlled Affiliate itself also executes a CA Agreement.

3.5            Further Assurances. If, subsequent to the applicable Closing Date, further documents are reasonably requested by either Exchange Party in order to carry out the provisions and purposes of this Agreement, the Exchange Parties shall execute and deliver such further documents.

SECTION 4.	MISCELLANEOUS

4.1            Definitions. The following terms shall have the meanings ascribed to them below for purposes of this Agreement:

(a)           “Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act. Notwithstanding anything to the contrary in this Agreement, none of the Liberty Entities (or any of their respective officers or directors) shall be deemed to be an Affiliate of Mr. Maffei for purposes of this Agreement.

(b)         “Agreement” means this Stock Exchange Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

(c)           “beneficially own” with respect to any securities means having “beneficial ownership” of such securities, as determined pursuant to Rule 13d-3 under the Exchange Act, without limitation by the 60-day provision in paragraph (d)(1)(i) thereof. The term “beneficial ownership” has a correlative meaning.

(d)            “Board” shall have the meaning set forth in the Recitals.

(e)          “Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to be closed.

(f)            “CA Agreement” shall have the meaning set forth in Section 3.4.

(g)            “Cap” shall have the meaning set forth in Section 3.1.

(h)            “Cap Period” shall have the meaning set forth in Section 3.1.

(i)            “Closing” shall have the meaning set forth in Section 1.3(b).

(j)            “Closing Date” shall have the meaning set forth in Section 1.3(b).

(k)          “Common Shares” means, individually or collectively, as the context requires, shares of Series A Common Stock and shares of Series B Common Stock.

(l)            “Compensation Committee” shall have the meaning set forth in the Recitals.

(m)            “Controlled Affiliates” shall have the meaning set forth in Section 3.1.

(n)            “Effective Date” shall have the meaning set forth in the Preamble.

(o)            “Exchange” shall have the meaning set forth in Section 1.1(b).

(p)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(q)            “Exchange Parties” or “Exchange Party” shall have the meaning set forth in the Preamble.

(r)            “First Closing” shall have the meaning set forth in Section 1.3(a).

(s)            “First Closing Date” shall have the meaning set forth in Section 1.3(a).

(t)            “First Exchange” shall have the meaning set forth in Section 1.1(a).

(u)           “Governmental Entity” means any United States or foreign, federal, state, commonwealth, local, municipal, provincial or other governmental, quasi-governmental, regulatory or administrative department, board, bureau, authority, agency, division, instrumentality or commission or any arbitral body or any court or tribunal of any of the same.

(v)            “Independent Committee” means the committee of the Board formed by resolution of the Board on May 20, 2021.

(w)           “Independent Directors” means members of the Board who are independent (as defined by The Nasdaq Stock Market), disinterested and unaffiliated with Mr. Maffei and his Controlled Affiliates.

(x)           “Law” means any applicable law, rule, regulation, statute, code, restriction, ordinance, order or permit enacted, issued promulgated or enforced by any Governmental Entity.

(y)            “Liberty Entities” means, collectively, (i) LMC, (ii) Liberty Broadband Corporation, (iii) Qurate, (iv) Liberty TripAdvisor Holdings, Inc., (v) Liberty Media Acquisition Corporation, (vi) the respective subsidiaries of each of the entities named in clauses (i) through (v) of which such entity owns, directly or indirectly, a majority of the combined voting power of the outstanding capital stock of such subsidiary ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors or similar governing body or with respect to which such entity otherwise has the power to direct or cause the direction of the management of policies of such subsidiary, whether through the ownership of voting securities, by contract or otherwise, (vii) successor by merger, consolidation or otherwise to the entities described in clauses (i) through (vi), and (viii) any entity separated from any entity described in clauses (i) through (vii) by means of a pro rata dividend to any class or series of stock or any redemptive split off of any class or series of stock.

(z)            “LMC” shall have the meaning set forth in the Recitals.

(aa)         “Mr. Maffei” shall have the meaning set forth in the Preamble.

(bb)         “Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

(cc)         “Proceeding” shall have the meaning set forth in Section 2.1(f).

(dd)        “Qurate” shall have the meaning set forth in the Preamble.

(ee)         “SEC” shall have the meaning set forth in Section 2.1(e)(i).

(ff)          “Section 203” shall have the meaning set forth in the Recitals.

(gg)       “Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

(hh)        “Series A Common Stock” shall have the meaning set forth in Section 1.1(a).

(ii)            “Series B Common Stock” shall have the meaning set forth in the Recitals.

(jj)            “Subsequent Closing” shall have the meaning set forth in Section 1.3(b).

(kk)          “Subsequent Closing Date” shall have the meaning set forth in Section 1.3(b).

(ll)            “Subsequent Exchange” shall have the meaning set forth in Section 1.1(b).

(mm)      “Subsequent Exchange Notice” shall have the meaning set forth in Section 1.1(b).

(nn)      “Violation” shall have the meaning set forth in Section 2.1(e)(ii).

(oo)      “Voting Securities” means Common Shares or other equity securities of Qurate that may be issued from time to time that entitle the holder thereof to vote generally in the election of directors.

4.2          Notice. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (A) when delivered in person, (B) upon transmission by electronic mail as evidenced by confirmation of receipt by the receiving party or (C) on the next Business Day if transmitted by national overnight courier, in each case as follows.

If to Mr. Maffei:

Gregory B. Maffei
c/o Qurate Retail, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

E-mail:            [Separately provided]

with a copy (which shall not constitute notice) to:

Dechert LLP

Three Bryant Park, 1095 Avenue of the Americas

New York, NY 10036

Attention:      Barton J. Winokur

Derek Winokur

E-mail:             [Separately provided]

 [Separately provided]

If to Qurate:

Qurate Retail, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

Attention:      Chief Legal Officer

E-mail:             [Separately provided]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Avenue

Suite 900

Dallas, Texas 75201-2980

Attention:      Samantha H. Crispin

E-mail:             [Separately provided]

4.3          Governing Law; Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (including, but not limited to, all contract and tort claims) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Exchange Parties irrevocably submits and consents to the exclusive jurisdiction of the Delaware Court of Chancery, or, if the Delaware Court of Chancery does not have subject matter jurisdiction, the other state courts of the State of Delaware, or the United States District Court for any district within such state, for the purpose of any action or judgment relating to or arising out of this Agreement or any of the transactions contemplated hereby and to the laying of venue in such court. Service of process in connection with any such action may be served on each Exchange Party by the same methods as are specified for the giving of notices in Section 4.2. Each Exchange Party irrevocably and unconditionally waives and agrees not to plead or claim any objection to the laying of venue of any such action brought in such courts and irrevocably and unconditionally waives any claim that any such action brought in any such court has been brought in an inconvenient forum. EACH OF THE EXCHANGE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, PROCEEDING OR (COUNTER-) CLAIM ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH EXCHANGE PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

4.4          Successors and Assigns. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any Exchange Party without the prior written consent of the other Exchange Party including, if Qurate is the consenting party, the express authorization of a majority of the Independent Directors or a committee comprised solely of Independent Directors. Subject to the foregoing, and other than the rights of Mr. Maffei pursuant to Section 1, which are personal to Mr. Maffei and nonassignable and nontransferable, this Agreement shall bind and inure to the benefit of and be enforceable by the Exchange Parties and their respective heirs, estates, successors and permitted assigns.

4.5          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

4.6          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination, the Exchange Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Exchange Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.7          Entire Agreement. This Agreement constitutes the entire agreement among the Exchange Parties with respect to the matters covered hereby and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the Exchange Parties with respect to the subject matter hereof.

4.8          No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Exchange Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

4.9          Interpretation. The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

4.10        Amendments. This Agreement may not be amended (a) except by an instrument in writing signed by the Exchange Parties, and (b) with respect to Qurate, unless expressly authorized by a majority of the Independent Directors or a committee comprised solely of Independent Directors.

4.11        Waivers. Any of the terms or conditions of this Agreement may be waived at any time by the Exchange Party, or the Exchange Parties, entitled to the benefit thereof, but only (a) by a writing signed by the Exchange Party, or Exchange Parties, waiving such terms or conditions and (b) if Qurate is the party waiving such terms or conditions, upon the express authorization of a majority of the Independent Directors or a committee comprised solely of Independent Directors.

4.12        Expenses. Each of Qurate, on the one hand, and Mr. Maffei, on the other hand, hereby acknowledge and agree that he or it shall bear his or its own costs and expenses associated with the preparation, negotiation, execution and delivery of this Agreement, and the performance or consummation of the transactions contemplated hereby, whether incurred prior to the date hereof or in the future.

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IN WITNESS WHEREOF, each of the Exchange Parties has executed this Agreement as of the Effective Date.

/s/ Gregory B. Maffei
Gregory B. Maffei

[Stock Exchange Agreement (Maffei)]

Qurate retail, inc.

By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer and Chief Administrative Officer

[Stock Exchange Agreement (Maffei)]

EXHIBIT A

Subsequent Exchange

Maximum Number of Shares of Series A Common Stock Eligible for Subsequent Exchange	Period Exchangeable
Up to that number of shares of Series A Common Stock actually received by Mr. Maffei upon vesting of the Performance-Based Restricted Stock Units with respect to shares of Series A Common Stock granted to Mr. Maffei on March 10, 2021 (the “PRSU Award”)	The period beginning on the date on which the PRSU Award vests, in full or in part, and continuing for six months thereafter.